Exhibit 99.1

NeoGenomics Announces Proposed Public Offering of Common Stock

Ft. Myers, Florida - May 20, 2019 - NeoGenomics, Inc. (NASDAQ: NEO), a leading provider of cancer-focused genetic testing services, announced today that it has commenced an underwritten public offering of approximately $150,000,000 of newly issued shares of common stock. All shares of common stock to be sold in the offering are being sold by NeoGenomics. In addition, NeoGenomics expects to grant the underwriters a 30-day option to purchase up to an additional $22,500,000 of shares of common stock at the public offering price, less underwriting discounts and commissions.

The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. Morgan Stanley, SVB Leerink, and William Blair are acting as representatives of the underwriters and book-running managers for the offering.  Cantor Fitzgerald, Craig-Hallum Capital Group, and Needham & Company are acting as co-managers for the offering.

NeoGenomics intends to use the net proceeds from this offering for general corporate purposes. NeoGenomics may use a portion of the net proceeds to acquire or invest in complementary businesses and technologies, although there are no current commitments or agreements with respect to any such transactions.

An automatic shelf registration statement (including a prospectus) relating to the offering of common stock was filed with the Securities Exchange Commission (“SEC”) on May 20, 2019 and became effective upon filing. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and available on the SEC’s website at www.sec.gov. Alternatively, copies of the prospectus and accompanying prospectus supplement, when available, may be obtained from: Morgan Stanley & Co. LLC, Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014; SVB Leerink LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, telephone: 1-800-808-7525 ex. 6132 or email: syndicate@svbleerink.com; or William Blair & Company, L.L.C. Attn: Prospectus Department, 150 North Riverside Plaza, Chicago, Illinois 60606, by telephone at (800) 621-0687, or by email at prospectus@williamblair.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities, in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Any offer, if at all, will be made only by means of the prospectus supplement and accompanying prospectus forming a part of the effective registration statement.

About NeoGenomics, Inc.
NeoGenomics, Inc. specializes in cancer genetics testing and information services. The Company provides one of the most comprehensive oncology-focused testing menus in the world for physicians to help them diagnose and treat cancer. The Company’s Pharma Services division serves pharmaceutical clients in clinical trials and drug development.

Exhibit 99.1

Headquartered in Fort Myers, FL, NeoGenomics operates CAP accredited and CLIA certified laboratories in Ft. Myers and Tampa, Florida; Aliso Viejo, Carlsbad and Fresno California; Houston, Texas; Atlanta, Georgia; Nashville, Tennessee; Rolle, Switzerland, and Singapore. NeoGenomics serves the needs of pathologists, oncologists, academic centers, hospital systems, pharmaceutical firms, integrated service delivery networks, and managed care organizations throughout the United States, and pharmaceutical firms in Europe and Asia.

Forward Looking Statements
Certain statements contained in this press release that are not historical, including but not limited to those regarding NeoGenomics' planned offering of common stock and anticipated use of the net proceeds, constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties that could cause actual future results to differ materially from those anticipated in the forward-looking statements. No assurance can be given that the offering will be consummated on the terms described above or at all. Consummation of the offering and the terms thereof are subject to numerous conditions, many of which are beyond the control of the NeoGenomics, including: the prevailing conditions in the public and private capital markets; interest rates; and economic, political and market factors affecting trading volumes, securities prices or demand for the Company's stock. As a result, this press release should be read in conjunction with the NeoGenomics' periodic filings with the SEC.

For a discussion of risks and uncertainties, which could cause actual results to differ materially from those contained in the forward-looking statements, see "Risk Factors" in the NeoGenomics' Annual Report on Form 10-K, as amended, for the most recently ended fiscal year.

For further information, please contact:

NeoGenomics, Inc.
William Bonello
Chief Strategy and Corporate Development Officer
Director, Investor Relations
(239)690-4238 (w) (239)284-4314 (m)
bill.bonello@neogenomics.com